UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

Hawaiian Telcom Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34686 (Commission File Number)	16-1710376 (I.R.S. Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

Registrant’s telephone number, including area code (808) 546-3561

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 24, 2017, Hawaiian Telcom Communications, Inc. (the “Borrower”), a wholly-owned subsidiary of Hawaiian Telcom Holdco, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with CoBank, ACB (“CoBank”), as administrative agent, an issuing lender, a joint lead arranger, bookrunner and swing line lender, and Fifth Third Bank and MUFG Union Bank, N.A., each as a joint lead arranger and co-syndication agent and the other lenders party thereto.

The Credit Agreement provides for (i) a delayed draw term loan A commitment of $320 million (the “Term A Loans”), consisting of (a) a term loan A-1 commitment in the principal amount of up to $90 million (the “Term Loan A-1”), and (B) a term loan A-2 commitment in the principal amount of $230 million (the “Term Loan A-2”), and (ii) a revolving loan commitment of up to $30 million (the “Revolving Loan”). The Credit Agreement also includes an incremental term loan option that allows the Borrower to increase the aggregate loan commitment by up to an additional $100 million (the “Incremental Loan”), letters of credit of up to $5 million (“Letters of Credit”) and a swing line facility of up to $5 million (the “Swing Line Loan”), subject in each case to the satisfaction of certain conditions.

The Borrower can draw upon the Term A Loans in a single advance between May 4, 2017 (with an option to close earlier) and May 31, 2017 (the “Closing Date”) and can draw on the Revolving Loan, Letters of Credit, Incremental Loan and Swing Line loan any time after the Closing Date and before the date that is five years after the Closing Date (the “Maturity Date”). The lenders’ obligation to extend credit on the Closing Date is conditioned upon the occurrence of certain events, including the delivery of specified agreements and certifications and the absence of a material adverse change as of the Closing Date.

The Term Loan A-1 matures on the Maturity Date, and the Term Loan A-2 matures on the date that is six years from the Closing Date (the “A-2 Maturity Date”). The Revolving Loan and Swing Line Loan mature on the Maturity Date, and the Incremental Loan matures on the date set forth in the Incremental Term Loan Agreement, which shall not be earlier than the A-2 Maturity Date.

The Term A Loans bear interest, at the Borrower’s election, at either the LIBOR rate or the base rate, in each case plus the applicable margin, which varies depending on whether our total debt to consolidated EBITDA ratio (“Leverage Ratio”) is less than 2.25x, or equal to or greater than 2.25x.  In the case of LIBOR loans, (a) if our Leverage Ratio is less than 2.25x, then the applicable margin is 3.50% for the Term Loan A-1 and 3.75% for the Term Loan A-2, and (b) if our Leverage Ratio is greater than or equal to 2.25x, then the applicable margin is 3.75% for the Term Loan A-1 and 4.00% for the Term Loan A-2.  In the case of alternate base rate loans, (a) if our Leverage Ratio is less than 2.25x, the applicable margin is 2.50% for the Term Loan A-1, and 2.75% for the Term Loan A-2, and (b) if our Leverage Ratio is greater than or equal to 2.25x (a) the applicable margin is 2.75% for the Term Loan A-1 and 3.00% for the Term Loan A-2.  Below is an illustration of the applicable rates:

	Term Loan A-1		Term Loan A-2
Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans
equal to or greater than 2.25x	2.75%	3.75%	3.00%	4.00%
less than 2.25x	2.50%	3.50%	2.75%	3.75%

Principal amounts outstanding on the Term Loan A-1 are due and payable in amounts equal to 5.00% per annum payable in equal quarterly installments beginning at the close of the first full fiscal quarter following the Closing Date, with all unpaid amounts due on the Maturity Date.  Principal amounts outstanding on the Term Loan A-2 are due and payable in amounts equal to 2.50% per annum for the first 8 full fiscal quarters following the Closing Date and 5.00% per annum for each fiscal quarter thereafter, in each case, payable in equal quarterly installments beginning at the close of the first full fiscal quarter following the Closing Date, with all unpaid amounts due on Maturity Date.

All obligations under the Credit Agreement will be guaranteed on the Closing Date by the Company and the Borrower’s material subsidiaries (the “Subsidiary Guarantors”), and will be secured by a first priority lien on, among other things (i) the accounts, contracts, equipment and inventory of the Borrower and the Subsidiary Guarantors, (ii) 100% of the equity interests in the Company’s subsidiaries, (iii) substantially all of the personal property and intangibles of the Borrower and the Subsidiary Guarantors, including intellectual property, cash and cash equivalents, and (iv) all of the material owned and leased real property and fixed assets of the Borrower and the Subsidiary Guarantors, subject in each case to the exclusion of specified assets.

The Credit Agreement contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. Additionally, covenants in the Credit Agreement also require the Company to use the proceeds it receives from certain asset sales, casualty events, equity issuances, incurrence of certain debt and upon the occurrence of other events to repay outstanding borrowings under the Credit Agreement.

Beginning on the Closing Date, the negative covenants include limitations on the ability of the Company, the Borrower and the Subsidiary Guarantors to engage in certain actions.  Such limitations include, without limitation, the ability to (i) incur certain indebtedness, (ii) permit the creation and existence of certain liens, (iii) engage in certain transactions with affiliates, (iv) become liable with respect to certain contingent obligations, (v) make certain loans and investments, (vi) make certain dividend payments or distributions above specified limits and before specified dates, (vii) engage in certain liquidations, acquisitions and mergers, (viii)  dispose of specified assets or subsidiaries, (ix) use the loan proceeds other than in specified ways, (x) issue certain equity, (xi) enter into agreements that conflict with the loan documents, (xii) take certain actions with respect to material contracts, (xiii) pay certain management fees, and (xiv) fail to comply with certain anti-corruption and anti-terrorism laws, international sanctions, and other matters. The Credit Agreement also includes certain financial covenants, including without limitation, (a) certain limitations on capital expenditures in excess of $105 million per fiscal year, (b) maintaining a leverage ratio which, beginning at the Closing Date, does not exceed 3.25 to 1.00, which leverage ratio decreases over time, and (c) maintaining a minimum consolidated debt service coverage ratio of 2.75 to 1.00.

The Credit Agreement permits the Company to pay a dividend or redeem the Company’s capital stock in an aggregate amount not to exceed (i) $3 million in calendar year 2017, and (ii) the greater of $7 million and 50% of cash available for dividends (as defined in the Credit Agreement) in calendar year 2018 and thereafter; provided certain financial and other conditions are met.

The Credit Agreement also has customary events of default, which include, without limitation (i) the nonpayment when due of principal or interest or any other obligation under any loan or amounts drawn under letters of credit, (ii) a material breach of any representation, warranty or certification, (iii) the breach of specified covenants in the Credit Facility, (iv) cross-defaults on other indebtedness greater than $10 million, (v) a change in control, and (viii) institution of bankruptcy or insolvency proceedings that are not discharged within forty-five (45) days, and other matters.

CoBank is a national cooperative bank, and a lender under the Company’s existing Credit Agreement, as amended, dated as of February 29, 2012, among the Borrower, the Company, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders thereto (the “Existing Facility”).  In connection with the acquisition of CoBank’s approximate 7.4% pro rata share of the total outstanding principal under the Existing Facility, the Borrower was required to acquire and maintain equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan.  The Borrower will similarly be required to maintain such equity ownership in connection with the Credit Agreement. As an equity owner in CoBank, subject to CoBank’s Bylaws and Capital Plan, the Borrower will be eligible to receive patronage distributions which, if made, would be used to reduce interest expense under the Credit Agreement.

First Hawaiian Bank is one of the lenders under the Credit Agreement with an approximate 5.7% pro rata share of the total credit commitment and loan.  Eric K. Yeaman is a director of the Company and the Borrower, and is President and Chief Operating Officer of First Hawaiian Bank. Walter A. Dods, Jr. is a director of the Company and the Borrower, and is also a director of First Hawaiian Bank.  Messrs. Yeaman and Dods abstained from voting on resolutions to approve the Credit Agreement and related transactions.

The foregoing description of the Credit Agreement and the transactions contemplated by the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit Number	Description

10.1

Credit Agreement dated as of February 24, 2017 among Hawaiian Telcom Communications, Inc., as the Borrower, the Guarantors party thereto, CoBank ACB, in its capacity as Administrative Agent for the Secured Parties, a Joint Lead Arranger, Bookrunner, an Issuing Lender and Swing Line Lender, Fifth Third Bank, as a Joint Lead Arranger and Co-Syndication Agent, and MUFG Union Bank, as a Joint Lead Arranger and Co-Syndication Agent, and the Lenders who are a party thereto.

Forward Looking Statements

This report contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Forward-looking statements contained in this report are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements contained in this report are not guarantees of future events, and we cannot assure you that the Credit Agreement described herein will ultimately be funded or that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors.  The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN TELCOM HOLDCO, INC.

February 27, 2017	/s/ Scott K. Barber
Scott K. Barber
President and CEO